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                                                                  EXHIBIT 10.08

                        INTELLECTUAL PROPERTY AGREEMENT

                                    BETWEEN

                                  EQUIFAX INC.

                                      AND

                                CHOICEPOINT INC.

                                 JULY 31, 1997





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                               TABLE OF CONTENTS


         ARTICLE I DEFINITIONS................................................................................... 2

            SECTION 1.1. DEFINITIONS............................................................................. 2

         ARTICLE II CONVEYANCE OF CERTAIN ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.............................. 7

            SECTION 2.1. CONVEYANCE OF TRANSFERRED ASSETS........................................................ 7
               2.1.1. General Intent............................................................................. 7
               2.1.2. Transferred Equifax Assets................................................................. 8
               2.1.3. Transferred ChoicePoint Assets............................................................. 8
               2.1.4. Assumption of Liabilities.................................................................. 9
               2.1.5. Completion of Transactions................................................................. 9

         ARTICLE III THIRD PARTY AGREEMENTS......................................................................10

            SECTION 3.1. THIRD PARTY AGREEMENTS..................................................................10
            SECTION 3.2. REQUIRED CONSENTS.......................................................................10
            SECTION 3.3. DISCHARGE OF LIABILITIES................................................................12

         ARTICLE IV LICENSED MATERIALS...........................................................................12

            SECTION 4.1. GRANT OF LICENSES BY EQUIFAX............................................................12
            SECTION 4.2. OWNERSHIP OF ENHANCEMENTS BY CHOICEPOINT................................................15
            SECTION 4.3. EQUIFAX MARKS...........................................................................15
            SECTION 4.4. GRANT OF LICENSE BY CHOICEPOINT.........................................................16
            SECTION 4.5. OWNERSHIP OF ENHANCEMENTS BY EQUIFAX....................................................19
            SECTION 4.6. DATA....................................................................................19
            SECTION 4.7. MUTUAL OBLIGATIONS......................................................................20
            SECTION 4.8. HR SOFTWARE.............................................................................20

         ARTICLE V TERMINATION...................................................................................20


         ARTICLE VI REPRESENTATIONS AND WARRANTIES...............................................................21


         ARTICLE VII INDEMNIFICATION.............................................................................21

            SECTION 7.1. CHOICEPOINT INDEMNIFICATION OF THE EQUIFAX GROUP........................................21
            SECTION 7.2. EQUIFAX INDEMNIFICATION OF THE CHOICEPOINT GROUP........................................21
            SECTION 7.3. INSURANCE AND THIRD PARTY OBLIGATIONS...................................................22

         ARTICLE VIII INDEMNIFICATION PROCEDURES.................................................................22

            SECTION 8.1. NOTICE AND PAYMENT OF CLAIMS............................................................22
            SECTION 8.2. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS................................................22

         ARTICLE IX CONFIDENTIALITY..............................................................................23

            SECTION 9.1. EXCLUSIONS..............................................................................23
            SECTION 9.2. CONFIDENTIALITY.........................................................................24
            SECTION 9.3. EMPLOYEE CONFIDENTIALITY AGREEMENTS.....................................................25
            SECTION 9.4. RIGHTS AND REMEDIES.....................................................................25
            SECTION 9.5. COMPETITIVE ACTIVITIES..................................................................26
            SECTION 9.6. NO IMPLIED RIGHTS.......................................................................26

         ARTICLE X CONTINUED ASSISTANCE..........................................................................26

            SECTION 10.1. CONTINUED ASSISTANCE AND TRANSITION....................................................26




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
            SECTION 10.2. RECORDS AND DOCUMENTS..................................................................27
            SECTION 10.3. LITIGATION COOPERATION.................................................................27

         ARTICLE XI MISCELLANEOUS................................................................................28

            SECTION 11.1. EXPENSES...............................................................................28
            SECTION 11.2. NOTICES................................................................................28
            SECTION 11.3. AMENDMENT AND WAIVER...................................................................29
            SECTION 11.4. ENTIRE AGREEMENT.......................................................................29
            SECTION 11.5. PARTIES IN INTEREST....................................................................29
            SECTION 11.6. FURTHER ASSURANCES AND CONSENTS........................................................30
            SECTION 11.7. SEVERABILITY...........................................................................30
            SECTION 11.8. GOVERNING LAW..........................................................................30
            SECTION 11.9. COUNTERPARTS...........................................................................30
            SECTION 11.10. DISPUTES..............................................................................30
            SECTION 11.11. FORCE MAJEURE.........................................................................31
            SECTION 11.12. DOCUMENTATION.........................................................................31
            SECTION 11.13. HEADINGS..............................................................................31


         EXHIBIT A       -    CHOICEPOINT GROUP
         EXHIBIT B       -    EXCLUDED ASSETS
         EXHIBIT C       -    CHOICEPOINT PRIMARY USE ASSETS
         EXHIBIT D       -    CHOICEPOINT DATABASES
         EXHIBIT E       -    CHOICEPOINT MARKS
         EXHIBIT F       -    CHOICEPOINT COPYRIGHTS
         EXHIBIT G       -    UTILITY SOFTWARE PROGRAMS
         EXHIBIT H            CHOICEPOINT EXCLUSIVE ASSETS


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     THIS INTELLECTUAL PROPERTY AGREEMENT ("Agreement"), dated as of July 31,
1997, is entered into by Equifax Inc., a Georgia corporation ("Equifax"), and ChoicePoint Inc., a Georgia corporation ("ChoicePoint").


                                   BACKGROUND

     A. ChoicePoint is a wholly owned subsidiary of Equifax formed among other reasons for the purpose of taking title to the intellectual property assets and assuming the associated liabilities related to the business operations of the ChoicePoint Group (as defined below).

     B. The Board of Directors of Equifax has determined that it is in the best interests of Equifax and its shareholders to transfer and assign to ChoicePoint, as part of the contribution to the capital of ChoicePoint, certain intellectual property assets used in the business operations of the ChoicePoint Group as described herein and currently utilized to operate the ChoicePoint Business (as defined below), and to receive in exchange therefor the consideration described in the Distribution Agreement (as defined below).

     C. The parties intend that the Distribution (as defined in the Distribution Agreement) not be taxable to Equifax or its shareholders pursuant to Section 355 of the Code (as defined below).

     D. Equifax and its Affiliates (as defined below) own certain intellectual property that is used in, or may be useful in, the conduct of the business operations of the Equifax Group (as defined below) and/or the ChoicePoint Group. Equifax and ChoicePoint have determined that (1) ownership of certain of such intellectual property shall be transferred to the entity specified in this Agreement on or before the Distribution Date (as defined below); (2) certain intellectual property owned by Equifax and/or its Affiliates shall be licensed to the entity(ies) specified in this Agreement on or before the Distribution Date; and (3) the respective rights and obligations of Equifax and/or its Affiliates under certain Third Party Agreements shall be acquired, assumed or otherwise transferred to the entity(ies) specified in this Agreement, subject to the consent of the applicable Third Party Provider.

     E. The parties have determined that it is necessary and desirable to describe the principal transactions required to effect the allocation of their respective intellectual property rights in conjunction with the Distribution and to set forth other agreements that will govern certain other matters regarding the parties' respective intellectual property rights following the Distribution.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and covenants contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:





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                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Definitions.

     As used herein, the following terms have the following meanings:

     (a) "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

     (b) "Affiliate" means, with respect to Equifax, any Person, which, whether directly or indirectly, is Controlled by or is under common Control with Equifax prior to the Distribution Date.

     (c) "Ancillary Agreements" means all of the written agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including without limitation, the Distribution Agreement, Intercompany Information Services Agreement and Transition Support Agreement.

     (d) "Assets" means (i) all intellectual property rights in and to any ideas, trade secrets, specifications, designs, masks, mask works, copyrights, patents, Marks and other proprietary rights, of every kind and description, wherever located, including without limitation, all electronic circuit designs, works of authorship, databases, compositions of matter, computer software, algorithms, and works of authorship expressing such algorithms, (ii) all service, support and maintenance rights related thereto or attendant therewith, and (iii) all contractual rights, commitments, undertakings and obligations (including service, data processing, support and maintenance rights and obligations) attendant therewith or directly related thereto, excluding the ChoicePoint Marks.

     (e) "ChoicePoint Business" means the businesses conducted by the members of the ChoicePoint Group as of the Distribution Date and the ChoicePoint UK Business.

     (f) "ChoicePoint Copyrights" means the copyrights set forth on Exhibit F.

     (g) "ChoicePoint Databases" means the Databases associated with the Application Codes and/or System Identification Designations ("SYSID") set forth on Exhibit H and the Databases set forth on Exhibit D.

     (h) "ChoicePoint Enhancements" means software and/or associated documentation created by or for any member of the ChoicePoint Group on or after the Distribution Date, that provides processing capabilities, functionality or efficiencies, maintenance, bug fixes or updates not contained in the Transferred Equifax Assets (including the Utility Software Programs that are a part thereof) on the Distribution Date and which is intended for use with and requires a portion of the Transferred Equifax Assets (including the Utility Software Programs that are a part thereof) in order to function properly.





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     (i) "ChoicePoint Group" means the entities set forth on Exhibit A.

     (j) "ChoicePoint Indemnitees" has the meaning given in Section 7.2.

     (k) "ChoicePoint Liabilities" means all unsatisfied Liabilities, whether arising before, on or after the Distribution Date, based upon or arising out of
(i) the use or possession by the ChoicePoint Group of the Licensed Equifax Materials and the Equifax Marks or (ii) the ownership of the Transferred Equifax Assets, but excluding all liability arising out of or in connection with any use and/or processing for members of the Equifax Group on the machine designated the "REDD machine" in contravention of the terms of any license for software program(s) operating on that machine at any time prior to, on or after the Distribution Date.

     (l) "ChoicePoint Marks" means the marks set forth on Exhibit E.

     (m) "ChoicePoint UK" means ChoicePoint Limited, a corporation formed under the laws of England.

     (n) "ChoicePoint UK Business" means the business(es) intended by ChoicePoint and Equifax to be conducted by ChoicePoint UK on the day after the Distribution Date.

     (o) "Closing Date" means the date designated by the Board of Directors of Equifax to effect the transactions described in this Agreement.

     (p) "Code" means the Internal Revenue Code of 1986, as amended.

     (q) "Company Information" means collectively the Proprietary Information and the Confidential Information of the disclosing party. Company Information also includes information that has been disclosed to Equifax or any of its Affiliates prior to the Distribution Date, or to any member of either Group after the Distribution Date, by a third party subject to an obligation to treat such information as confidential or secret.

     (r) "Confidential Information" means any and all confidential business information of the disclosing party that does not constitute Proprietary Information and that is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy and confidentiality, including without limitation, the existence and nature of the relationship between the parties, employees of the disclosing party, and any and all additional information disclosed by the disclosing party to the receiving party as a result of the receiving party's access to and presence at the disclosing party's facilities.

     (s) "Control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of an entity, or otherwise possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities by contract, or otherwise.



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     (t) "Database" means a collection of data and/or files contained on media, electronic or hardcopy, active or archived, constructed of fields of a particular type, together with a collection of operations that facilitate searching, sorting, recombination and similar activities.

     (u) "Derivative Work" means a work based on one or more pre-existing works, including without limitation, a condensation, transformation, expansion or adaptation, that would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

     (v) "Designated ChoicePoint Member" means a member of the ChoicePoint Group, as designated by ChoicePoint in its sole discretion from time to time.

     (w) "Designated Equifax Member" means a member of the Equifax Group, as designated by Equifax in its sole discretion from time to time.

     (x) "Disputes" has the meaning given in Section 11.10.

     (y) "Distribution Agreement" means that certain Distribution Agreement entered into on or prior to the Distribution Date between Equifax and ChoicePoint, as amended from time to time.

     (z) "Distribution Date" means the day as of which the Distribution shall be effective, as determined by the Board of Directors of Equifax.

     (aa) "Divested Business" means the sale or other transfer of a member of either Group, or a portion of the business operations of any such member, to an unrelated third party after the Distribution Date.

     (bb) "Equifax Business" means the businesses now or formerly conducted by Equifax and its present and former Affiliates, other than the ChoicePoint Business, on the Distribution Date.

     (cc) "Equifax Enhancements" means software and/or associated documentation created by or for any member of the Equifax Group on or after the Distribution Date, that provides processing capabilities, functionality or efficiencies, maintenance, bug fixes or updates not contained in the Transferred ChoicePoint Assets (including the Utility Software Programs that are a part thereof) on the Distribution Date and which is intended for use with and requires a portion of the Transferred ChoicePoint Assets (including the Utility Software Programs that are a part thereof) in order to function properly.

     (dd) "Equifax Group" means Equifax and its Affiliates existing on the Distribution Date and as modified from time to time thereafter, excluding all members of the ChoicePoint Group.

     (ee) "Equifax Indemnitees" has the meaning given in Section 7.1.

     (ff) "Equifax Liabilities" means all unsatisfied Liabilities, whether arising before, on or after the Distribution Date, based upon or arising out of
(i) the use or possession by the Equifax



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Group of the Licensed ChoicePoint Materials and the ChoicePoint Exclusive
Assets listed on Exhibit H, or (ii) the ownership of the Transferred ChoicePoint Assets.

     (gg) "Equifax Marks" means the Marks of the members of the Equifax Group.

     (hh) "Equifax Services" means Equifax Services Inc. (Georgia).

     (ii) "Equifax Services Business" means the businesses conducted by Equifax Services Inc. (Georgia)(excluding its Equifax Commercial Specialists division) as of the Distribution Date and the ChoicePoint UK Business, but excluding all of the businesses conducted by all other Affiliates of Equifax Services Inc. (Georgia), including, without limitation, subsidiaries of Equifax Services Inc. (Georgia).

     (jj) "Excluded Assets" means assets which shall be excluded from the Assets transferred to the ChoicePoint Group pursuant to this Agreement, even though such Assets would qualify for transfer under the terms of this Agreement, as set forth on Exhibit B.

     (kk) "Group" means the ChoicePoint Group and/or the Equifax Group.

     (ll) "Indemnifiable Losses" has the meaning given in Section 7.1.

     (mm) "Indemnified Party" has the meaning given in Section 8.1.

     (nn) "Indemnifying Party" has the meaning given in Section 8.1.

     (oo) "Intercompany Information Services Agreement" means that certain Intercompany Information Services Agreement entered into on or prior to the Distribution Date between Equifax and ChoicePoint, as amended from time to time.

     (pp) "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, with respect to a specified object, matter, contract, commitment or undertaking, including without limitation, all claims, debts, liabilities and obligations arising under any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, related thereto or arising under any contract, commitment or undertaking relating to such specified object, matter, contract, commitment or undertaking.

     (qq) "Licensed ChoicePoint Materials" means that portion of the Assets held by the ChoicePoint Group (excluding Third Party Rights, ChoicePoint Marks and the Exclusive ChoicePoint Assets listed on Exhibit H) after the Distribution Date (as such Assets are described in this Agreement) that satisfy each of the following criteria: (i) such Assets were used in the Equifax Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date, and (ii) such Assets or the services, information or deliverables produced with such Assets (A) are not made commercially available by the ChoicePoint Group to third parties on and/or the day immediately following the Distribution Date, and (B) are not made available to the Equifax Group after the


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Distribution Date pursuant to the Intercompany Information Agreement or the
Transition Support Agreement.

     (rr) "Licensed Equifax Materials" means that portion of the Assets held by the Equifax Group (excluding Third Party Rights and the Equifax Marks) after the Distribution Date (as such Assets are described in this Agreement) that satisfy each of the following criteria: (i) such Assets were used in the ChoicePoint Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date, and (ii) such Assets or the services, information or deliverables produced with such Assets (A) are not made commercially available by the Equifax Group to third parties on the Distribution Date, and (B) are not made available to the ChoicePoint Group after the Distribution Date pursuant to the Intercompany Information Agreement or the Transition Support Agreement.

     (ss) "Licensed Materials" means the Licensed ChoicePoint Materials and/or Licensed Equifax Materials.

     (tt) "Marks" means trademarks, tradenames, and other slogans, designs and distinctive advertising, whether or not registered or filed with any governmental agency.

     (uu) "Person" means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

     (vv) "Proprietary Information" means all non-public information whether tangible or intangible related to the services or business of the disclosing party that (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by another Person who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy, including without limitation, (A) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (B) identifying any oral communication as confidential immediately before, during, or after such oral communication; or
(C) otherwise treating such information as confidential or secret. Assuming the criteria in clauses (i) and (ii) above are met, Proprietary Information includes information, without regard to form, including, but not limited to, technical and nontechnical data, databases, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers and suppliers (which are not commonly known by or available to the public), research, development, and existing and future products.

     (ww) "Representatives" means, individually and collectively, officers, directors, employees, agents, and/or independent contractors of the members of the Group.

     (xx) "Required Consents" means any consents or approvals required to be obtained (i) to allow the transfer of any Assets to and the assumption of the obligations attendant therewith by a party and release of the transferring party from such obligations; (ii) to allow a party to assume financial, support, operational, management and/or administrative responsibility for the Third Party Rights and the Third Party Software utilized in the operation of the Equifax Business




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or ChoicePoint Business, respectively; (iii) for the licensing, transfer and/or grant of the rights to the Equifax Group or ChoicePoint Group, respectively, to use the Third Party Rights and the Third Party Software as contemplated by this Agreement; and/or (iv) for a party to have access to and use of the space, equipment, software and/or third party services provided under the Third Party Agreements entered into by the other party as contemplated by this Agreement.

     (yy) "Third Party Agreements" means those arrangements under which Equifax or its Affiliates are provided and/or granted Third Party Rights immediately prior to the Distribution Date.

     (zz)  "Third Party Claim" has the meaning given in Section 8.2.

     (aaa) "Third Party Provider" means a Person other than a member of either Group that provides products, software, services, maintenance and/or support under a Third Party Agreement.

     (bbb) "Third Party Rights" means rights to Assets (however described) licensed or otherwise provided to Equifax and/or any of its Affiliates by Third Party Providers.

     (ccc) "Third Party Software" means all software programs (however described) licensed to Equifax and/or any of its Affiliates by third parties which are not members of either Group, and which are used internally by any member of either Group.

     (ddd) "Transferred Assets" means the Transferred Equifax Assets and Transferred ChoicePoint Assets.

     (eee) "Transferred Equifax Assets" means the Assets described in Section 2.1.2.

     (fff) "Transferred ChoicePoint Assets" means the Assets described in
Section 2.1.3.

     (ggg) "Transition Support Agreement" means that certain Transition Support Agreement entered into on or prior to the Distribution Date between Equifax and ChoicePoint, as amended from time to time.

     (hhh) "Utility Software Programs" means the software programs set forth on Exhibit G.

                                   ARTICLE II

                  CONVEYANCE OF CERTAIN ASSETS; ASSUMPTION OF
                              CERTAIN LIABILITIES

     Section 2.1. Conveyance of Transferred Assets.

     2.1.1. General Intent.

     Except as otherwise expressly provided herein or in any of the Ancillary Agreements, on the Distribution Date:



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     (a) all Assets held by Equifax and/or its Affiliates that satisfy any of the following use descriptions: (i) used exclusively in the conduct of the ChoicePoint Business, (ii) used primarily in the conduct of the ChoicePoint Business, secondarily in the conduct of the Equifax Business and scheduled on an Exhibit, (iii) used as Databases supporting the ChoicePoint Business scheduled on an Exhibit, or (iv) the ChoicePoint Marks, are intended to be and shall become assets of the ChoicePoint Group, except for the Excluded Assets;

     (b) all Liabilities held in the name of members of the ChoicePoint Group or otherwise incurred with respect to the Assets described in Section 2.1.1.(a) above are intended to be and shall become exclusively the Liabilities of ChoicePoint or the Designated ChoicePoint Member; and

     (c) all other Assets and Liabilities of Equifax and its Affiliates are intended to be and shall remain exclusively the Assets and Liabilities of the Equifax Group.

     2.1.2. Transferred Equifax Assets.

     As of the Distribution Date and subject to Sections 2.1.4 and 2.1.5 and
Article III hereof, Equifax agrees, at its expense, (i) to transfer, or cause to be transferred, to ChoicePoint or to the Designated ChoicePoint Member all right, title and interest held by Equifax and/or its Affiliates as of the Distribution Date in and to each of the Assets (excluding Third Party Rights and Marks) utilized by the members of the ChoicePoint Group described in each of (A) through (C): (A) Assets used exclusively in the conduct of the ChoicePoint Business immediately preceding the Distribution Date including, without limitation, the ChoicePoint Copyrights listed on Exhibit F hereto and the ChoicePoint Exclusive Assets listed on Exhibit H hereto, (B) Assets used primarily in the ChoicePoint Business listed on Exhibit C hereto, and (C) the ChoicePoint Databases; (ii) to transfer, or cause to be transferred, to or otherwise acquire, purchase or secure for ChoicePoint or ChoicePoint UK, as appropriate, all Third Party Rights and Third Party Agreements evidencing the Third Party Rights, as appropriate, held by Equifax and/or any of its Affiliates to the extent necessary to the conduct of the Equifax Services Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date; and (iii) to transfer, or cause to be transferred, to ChoicePoint or to the Designated ChoicePoint member all right, title and interest held by Equifax and/or its Affiliates as of the Distribution Date in and to the ChoicePoint Marks. In each of cases (i), (ii) and (iii), the transfers shall be exclusive of the Excluded Assets.

     2.1.3. Transferred ChoicePoint Assets.

     As of the Distribution Date, and subject to Sections 2.1.4 and 2.1.5 and
Article III hereof, ChoicePoint agrees to transfer, or cause to be transferred, to Equifax or to the Designated Equifax Member all right, title and interest held by the members of the ChoicePoint Group in and to all Assets that (i) are not used by the members of the ChoicePoint Group exclusively in the conduct of the ChoicePoint Business immediately preceding the Distribution Date or not listed on Exhibits C, D, F or H and (ii) were used by members of the Equifax Group in the conduct of the Equifax Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date. The expenses payable to



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third parties that are not members of either Group to effect such transfers shall be the financial responsibility of Equifax.

     2.1.4. Assumption of Liabilities

     (a) As of the Distribution Date, Equifax shall, or shall cause the Designated Equifax Member to, assume all payment and performance obligations attendant with the Transferred ChoicePoint Assets and the Equifax Liabilities.

     (b) As of the Distribution Date, ChoicePoint shall, or shall cause the Designated ChoicePoint Member to, assume all payment and performance obligations attendant with the Transferred Equifax Assets and the ChoicePoint Liabilities.

     2.1.5. Completion of Transactions.

     (a) In the event that any conveyance of an Asset, provision of Third Party Rights or Third Party Software, or assumption of any Liability, required by this Agreement is not effected on the Distribution Date, the obligation to transfer such Asset, provide such Third Party Rights or Third Party Software, and assume such Liability shall continue past the Distribution Date and shall be effected by the parties as soon thereafter as practicable.

     (b) If any Transferred Asset may not be transferred or acquired by reason of a requirement to obtain a Required Consent or any other approval of any third party and such Required Consent or other approval has not been obtained by the Distribution Date, then such Transferred Asset shall not be transferred until such Required Consent or other approval has been obtained. Equifax and ChoicePoint shall, and as the case may be, shall cause the member of its respective Group which is the holder of such Transferred Asset prior to transfer, to use all reasonable efforts to provide to the designated member of the other Group, all the rights and benefits under such Transferred Asset and cause such holder to enforce such Transferred Asset for the benefit of such member of the other Group. Moreover, if any transfer of a Transferred Asset or provision of a Third Party Right that is a part of the Transferred Assets is not completed by the Distribution Date in accordance with this Agreement for any reason, Equifax and ChoicePoint shall, and shall cause the members of its Group to, cooperate in achieving a reasonable alternative arrangement for the affected members of the Groups to obtain the economic and operational equivalent of the intended transfer of such Transferred Assets and/or provision of such Third Party Right and assumption of the attendant Liabilities, with minimum interference to such members' business operations until such transfer of such Transferred Assets and/or provision of such Third Party Right is completed. The costs payable to third parties that are not members of either Group to achieve any such reasonable alternative arrangement shall be the financial responsibility of Equifax.

     (c) From time to time on and after the Distribution Date, each party shall promptly transfer, and cause the appropriate members of its Group promptly to transfer, to the other party, or the designated member of the other party's Group, any property and other benefits received by such party, or the members of its Group, that are intended to be or are a Transferred Asset of the other party under this Agreement. Without limiting the foregoing, funds received by a member of



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either Group that belong to a member of the other Group (whether by payment of accounts receivable, credits, rebates or other amounts, however described) shall be delivered to the other Group by wire transfer not more than five (5) business days after receipt of such payment.

     (d) The obligation of Equifax to transfer, or cause to be transferred, to or otherwise secure for ChoicePoint and ChoicePoint UK the Third Party Rights described in Section 2.1.2(ii) shall terminate with respect to all such Third Party Rights held by Equifax and/or any of its Affiliates not identified by ChoicePoint to Equifax as necessary to the conduct of the Equifax Services Business within twelve (12) months after the Distribution Date.

                                  ARTICLE III

                             THIRD PARTY AGREEMENTS

     Section 3.1. Third Party Agreements.

     (a) As a part of its obligations under Section 2.1.2(ii), Equifax shall transfer, or cause to be transferred to ChoicePoint or ChoicePoint UK, as appropriate, the rights and obligations of Equifax and its Affiliates in and to the Third Party Agreements that are a part of the Transferred Equifax Assets, or otherwise secure appropriate rights to Third Party Software which is the subject of such agreements for ChoicePoint or ChoicePoint UK, as appropriate, to the extent required by Section 2.1.2(ii) hereof.

     (b) As part of its obligation under Section 2.1.3, ChoicePoint shall transfer, or cause to be transferred, to Equifax or to a Designated Equifax Member, the rights and obligations of the members of the ChoicePoint Group in and to the Third Party Agreements that are a part of the Transferred ChoicePoint Assets to the extent required by Section 2.1.3 hereof.

     Section 3.2  Required Consents

     (a) Equifax with respect to Third Party Agreements in its name that are a part of the Transferred Equifax Assets, and ChoicePoint with respect to Third Party Agreements in its name that are a part of the Transferred ChoicePoint Assets, shall, or shall cause the appropriate member of its respective Group with respect to Third Party Agreements in their names that are a part of the Transferred Assets to, use its best efforts to obtain the grant to the appropriate member of the other Group, the Required Consents from the Third Party Providers under such Third Party Agreements as necessary to effect the provisions of this Agreement. Each party will provide the other party with advice on its experience and agreements with the Third Party Providers with regard to obtaining any Required Consent under such Third Party Agreements. Equifax and ChoicePoint will each have management and administrative responsibilities for obtaining all Required Consents under such Third Party Agreements existing as of the Distribution Date to which a member of its respective Group is a party. Equifax shall have the right of prior approval of the terms upon which all Required Consents are obtained.

     (b) Equifax shall bear the costs payable to third parties that are not members of either Group, if any, of obtaining all Required Consents for the Third Party Agreements that are a part of the Transferred Assets pursuant to this Agreement.

     (c) Equifax and ChoicePoint shall use reasonable commercial efforts to obtain all Required Consents with regard to Third Party Agreements that are a part of the Transferred Assets within one hundred eighty (180) days after the Distribution Date, unless otherwise agreed by the parties in writing. Until all Required Consents are obtained, Equifax and ChoicePoint shall each periodically publish a list setting forth the status of each Required Consent for which a member of its respective Group is the contracting party immediately prior to the Distribution Date. Equifax and ChoicePoint shall timely cooperate with each other in order to facilitate the proper and timely publication of such periodic Required Consents list. If any Required Consent is not obtained with respect to any of the Third Party Agreements that are a part of the Transferred Assets, the parties shall cooperate with each other in achieving a reasonable alternative arrangement for the affected Group to continue to process its work with minimum interference to its business operations until such Required Consents are obtained, including without limitation, implementing the provisions of Section 2.1.5(b). The cost payable to third parties that are not a member of either Group of achieving such reasonable alternative arrangements with respect to Third Party Rights that are a part of the Transferred Assets shall be borne by Equifax.

     (d) The financial obligations of Equifax under Sections 3.2(b) and (c) for Required Consents and alternative arrangements, shall terminate with respect to all such Required Consents and alternative arrangements not identified by the parties to each other in a writing within twelve (12) months after the Distribution Date, and for all Required Consents and alternative arrangements identified thereafter, all such financial obligations shall be borne by the party needing the Required Consent or alternative arrangement to operate under or take assignment of the Third Party Agreement or to obtain such Third Party Right for which such Required Consent or alternative arrangement is required.

     (e) After the Distribution Date, except as set forth in Sections 3.2(b), 3.2(c) and 3.2(d) for Required Consents and alternative arrangements, Equifax and ChoicePoint shall each bear financial responsibility and pay the Third Party Providers, directly or indirectly through a third party, under all Third Party Agreements transferred to, and Third Party Rights secured for, its respective Group pursuant to Sections 3.1(a) and 3.1(b) above and Sections
2.1.2 and 2.1.3 of this Agreement.

     (f) Equifax shall obtain all Required Consents necessary for the Equifax Group to continue to have its data processed on the machine designated the "REDD machine" after the Distribution Date. All such Required Consents shall be approved by ChoicePoint. ChoicePoint will not unreasonably withhold such approval. ChoicePoint shall, and shall cause the members of the ChoicePoint Group to, cooperate with Equifax to secure all such consents. ChoicePoint and members of ChoicePoint Group shall provide such cooperation without charge to Equifax; provided, however, that Equifax shall have the financial responsibility for all fees and charges payable to third parties that are not members of either Group to obtain such Required Consents.

     Section 3.3. Discharge of Liabilities.

     (a) ChoicePoint agrees that on and after the Distribution Date it will timely pay, perform and discharge, or cause to be timely paid, performed and discharged, all of the ChoicePoint Liabilities.

     (b) Equifax agrees that on and after the Distribution Date it will timely pay, perform and discharge, or cause to be timely paid, performed and discharged, all of the Equifax Liabilities.

                                   ARTICLE IV

                               LICENSED MATERIALS

     Section 4.1. Grant of Licenses by Equifax.

     (a) Equifax hereby grants, and will cause the other members of the Equifax Group to grant, to ChoicePoint a fully paid, non-exclusive, perpetual, worldwide, non-transferable license, including source and object code, to use, modify, improve, create Derivative Works and ChoicePoint Enhancements from, and sublicense, the Licensed Equifax Materials (excluding the Utility Software Programs) solely for use in the ChoicePoint Business and as that business may evolve and change in the future, subject to the following:

         (i) ChoicePoint shall not sublicense, or otherwise disclose or distribute, or permit any Person to use, the Licensed Equifax Materials (excluding the Utility Software Programs), except in accordance with Section 4.1(b);

         (ii) ChoicePoint shall hold the Licensed Equifax Materials (excluding the Utility Software Programs) in strict confidence; will not remove or destroy any proprietary markings of the Equifax Group on or contained in the Licensed Equifax Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Equifax Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Equifax Materials (excluding the Utility Software Programs);

         (iii) ChoicePoint shall not export or re-export the Licensed Equifax Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses; and

         (iv) all sublicenses from ChoicePoint to members of the ChoicePoint Group (A) shall contain the rights and restrictions set forth in this Section 4.1(a) with respect to the license granted to ChoicePoint and comply with Sections 4.1(b) through (d) hereof and (B) shall be diligently enforced by ChoicePoint.

     (b) The sublicense rights granted to ChoicePoint pursuant to Section 4.1(a) include the right for ChoicePoint to grant sublicenses to the Licensed Equifax Materials (excluding the Utility Software Programs) to the members of the ChoicePoint Group, which sublicenses may include the right to further sublicense such Licensed Equifax Materials (excluding the Utility Software Programs) to such Group member's customers solely for each such customer's internal business purposes to the extent related to the ChoicePoint Business. All sublicensing by ChoicePoint and other members of the ChoicePoint Group to their customers shall be pursuant to written agreements with such customer, executed before or at the time of furnishing each copy of the Licensed Equifax Materials (excluding the Utility Software Programs) to such customer, and which provide at a minimum that such customer:

         (i) receives only a personal, non-transferable and nonexclusive right to use such copy of the Licensed Equifax Materials (excluding the Utility Software Programs);

         (ii) receives no title in the intellectual property contained in the Licensed Equifax Materials (excluding the Utility Software Programs);

         (iii) will not copy the Licensed Equifax Materials (excluding the Utility Software Programs), except as necessary to use such Licensed Equifax Materials (excluding the Utility Software Programs) in accordance with the license grant and to make one archival copy;

         (iv) will not export or re-export the Licensed Equifax Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses;

         (v) will hold the Licensed Equifax Materials (excluding the Utility Software Programs) in confidence; will not reverse compile or disassemble the Licensed Equifax Materials (excluding the Utility Software Programs); will not remove or destroy any proprietary markings of the Group on or contained in the Licensed Equifax Materials (excluding the Utility Software Programs), and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Equifax Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Equifax Materials (excluding the Utility Software Programs); and

         (vi) will not sublicense, assign or otherwise transfer the Licensed Equifax Materials (excluding the Utility Software Programs) to any other Person.

     (c) In the event any member of the ChoicePoint Group sublicenses any portion of the Licensed Equifax Materials (excluding the Utility Software Programs) to any third party pursuant to Section 4.1(a) and (b) above, ChoicePoint agrees to ensure that such member shall diligently enforce the terms and conditions of all sublicenses granted pursuant to this Section 4.1.

     (d) In the event that ChoicePoint, or another member of the ChoicePoint Group, shall enter into a Divested Business transaction with respect to the ChoicePoint Group, and the scope of permitted use or other terms applicable to the Licensed Equifax Materials (excluding the Utility Software Programs) under the license or sublicenses granted in this Section 4.1 are required to be modified to effect such transaction, Equifax will, or will cause the sublicensor under the applicable sublicense to, agree to such modifications to the extent (i) required for the transaction to be effected and (ii) not materially detrimental to the interests of the Equifax Group. Such modifications shall not be effective until the Divested Business or the acquiror thereof, as required by Equifax, has entered into a license agreement with the appropriate member of the Equifax Group incorporating the terms of Section 4.1 and Section 4.2 and such other terms as Equifax reasonably deems appropriate for the protection of its interests in the Licensed Equifax Materials (excluding the Utility Software Programs).

     (e) Equifax hereby grants, and will cause the other members of the Equifax Group to grant, to ChoicePoint a fully paid, unrestricted, non-exclusive, perpetual, worldwide, transferable license, including source and object code, to use, modify, improve, create Derivative Works and ChoicePoint Enhancements from, and sublicense the Utility Software Programs that are a part of the Licensed Equifax Materials for any and all fields of use and to any and all Persons.

     (f) The Licensed Equifax Materials may be marketed under such name and in such manner as ChoicePoint chooses, consistent with the terms and conditions of this Agreement.

     (g) Except for the ChoicePoint Group's rights described in Section 4.1(a),
(b) and (e) above, the Equifax Group's rights in and to the Licensed Equifax Materials shall be and remain the exclusive property of Equifax or the Designated Equifax Member.

     Section 4.2. Ownership of Enhancements by ChoicePoint.

     (a) ChoicePoint, or the Designated ChoicePoint Member, shall own all the modifications and improvements to, and the ChoicePoint Enhancements and/or Derivative Works made from, the Licensed Equifax Materials developed by any member of the ChoicePoint Group, or by any party other than a member of the Equifax Group at the expense of the ChoicePoint Group. Equifax hereby assigns, and shall cause each member of the Equifax Group to assign, to ChoicePoint, or the Designated ChoicePoint Member, all right, title and interest it may hold in such modifications, improvements, ChoicePoint Enhancements and Derivative Works. ChoicePoint shall, or shall cause the Designated ChoicePoint Member to, have the right to make and file all applications and other documents required to register the copyright(s) and file for patents for such modifications, improvements, ChoicePoint Enhancements and Derivative Works in its discretion and at its sole cost and expense.

     (b) Should ChoicePoint elect to file any application for the registration, perfection or protection of any modifications, improvements, ChoicePoint Enhancements or Derivative Works described in Section 4.2(a), under any copyright, patent, semi-conductor chip protection or other law of any country or jurisdiction, Equifax will, at the request and expense of ChoicePoint, do all things and sign all documents or instruments reasonably necessary in the opinion of ChoicePoint to assist in the registration of such claims, file such applications, and obtain, defend and enforce such copyright, patent, mask work and other rights.

     (c) Subject to the license rights granted in Section 4.1, the Licensed Equifax Materials shall be and shall remain the sole and exclusive property of the Equifax Group and the members of the Equifax Group may make any internal use and may commercially exploit any enhancements to the Licensed Materials made or caused to be made by members of the Equifax Group, as they shall deem appropriate without any obligation to any member of the ChoicePoint Group or other restriction. The Equifax Group may in particular distribute and manufacture, or cause to be manufactured or distributed by any third party, any such enhancements and/or the Licensed Equifax Materials.

     Section 4.3. Equifax Marks.

     (a) Equifax hereby grants, and will cause each member of the Equifax Group to grant, to ChoicePoint and each member of the ChoicePoint Group a fully paid, non-exclusive, worldwide, non-transferable right to continue to use the Equifax Marks employed in the ChoicePoint Business, but only to the extent such Equifax Marks were displayed by the ChoicePoint Group prior to the Distribution Date
(a) on the Transferred Equifax Assets, (b) on premises jointly occupied with Equifax, and (c) on letterhead, product and services documentation, invoices, software programs, packaging and similar materials used by the members of the ChoicePoint Group, and such Equifax Marks are used in accordance with the guidelines for usage of the Equifax Marks published and amended by Equifax from time to time. ChoicePoint will terminate the use of such Equifax Marks as soon as commercially practical but in any event within twelve (12) months after the Distribution Date.

     (b) For a period of twelve (12) calendar months following the Distribution Date, Equifax will not, and will cause each member of the Equifax Group not to, use the trade names or trademarks "Equifax Services", "Equifax Commercial Services" or "Equifax Insurance Services", or any other trade name or trademark which incorporates the word "Equifax" with either the word "Insurance" or "Commercial", in connection with a description of the services or products offered and/or provided by the Equifax Group.

     Section 4.4. Grant of License by ChoicePoint.

     (a) ChoicePoint hereby grants, and will cause the other members of the ChoicePoint Group to grant, to Equifax a fully paid, non-exclusive, perpetual, worldwide, non-transferable license, including source and object code, to use, modify, improve, create Derivative Works and Equifax Enhancements from, and sublicense, the Licensed ChoicePoint Materials (excluding the Utility Software Programs) solely for use in the Equifax Business and as that business may evolve and change in the future, subject to the following:

         (i) Equifax shall not sublicense, or otherwise disclose or distribute, or permit any Person to use, the Licensed ChoicePoint Materials (excluding the Utility Software Programs), except in accordance with Section 4.4(b);

         (ii) Equifax shall hold the Licensed ChoicePoint Materials (excluding the Utility Software Programs) in strict confidence; will not remove or destroy any proprietary markings of the ChoicePoint Group on or contained in the Licensed ChoicePoint Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed ChoicePoint Materials (excluding the Utility Software Programs) on and in all copies of the Licensed ChoicePoint Materials (excluding the Utility Software Programs);

         (iii) Equifax shall not export or re-export the Licensed ChoicePoint Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government license; and

         (iv)     all sublicenses from Equifax to members of the Equifax Group
                  (A) shall contain the rights and restrictions set forth in this Section 4.4(a) with respect to the license granted to Equifax and comply with Sections 4.4(b) through (d) hereof and (B) shall be diligently enforced by Equifax.

     (b) The sublicense rights granted to Equifax pursuant to Section 4.4(a) include the right for Equifax to grant sublicenses to the Licensed ChoicePoint Materials (excluding the Utility Software Programs) to the members of the Equifax Group, which sublicenses may include the right to further sublicense such Licensed ChoicePoint Materials (excluding the Utility Software Programs) to such Group member's customers solely for each such customer's internal business purposes to the extent related to the Equifax Business. All sublicensing by Equifax and other members of the Equifax Group to their customers shall be pursuant to written agreements with such customer, executed before or at the time of furnishing each copy of the Licensed ChoicePoint Materials (excluding the Utility Software Programs) to such customer, and which provide at a minimum that such customer:

         (i) receives only a personal, non-transferable and nonexclusive right to use such copy of the Licensed ChoicePoint Materials (excluding the Utility Software Programs);

         (ii) receives no title in the intellectual property contained in the Licensed ChoicePoint Materials (excluding the Utility Software Programs);

         (iii) will not copy the Licensed ChoicePoint Materials (excluding the Utility Software Programs), except as necessary to use such Licensed ChoicePoint Materials (excluding the Utility Software Programs) in accordance with the license grant and to make one archival copy;

         (iv) will not export or re-export the Licensed ChoicePoint Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses;

         (v) will hold the Licensed ChoicePoint Materials (excluding the Utility Software Programs) in confidence; will not reverse compile or disassemble the Licensed ChoicePoint Materials (excluding the Utility Software Programs); will not remove or destroy any proprietary markings of the Group on or contained in the Licensed ChoicePoint Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed ChoicePoint Materials (excluding the Utility Software Programs) on and in all copies of the Licensed ChoicePoint Materials (excluding the Utility Software Programs); and

         (vi) will not sublicense, assign or otherwise transfer the Licensed ChoicePoint Materials (excluding the Utility Software Programs) to any other Person.

     (c) In the event any member of the Equifax Group sublicenses any portion of the Licensed ChoicePoint Materials (excluding the Utility Software Programs) to any third party pursuant to Section 4.4(a) and (b) above, Equifax agrees to ensure that such member shall diligently enforce the terms and conditions of all sublicenses granted pursuant to this Section 4.4.

     (d) In the event that Equifax, or another member of the Equifax Group, shall enter into a Divested Business transaction with respect to the Equifax Group, and the scope of permitted use or other terms applicable to the Licensed ChoicePoint Materials (excluding the Utility Software Programs) under the license or sublicenses granted in this Section 4.4 are required to be modified to effect such transaction, ChoicePoint will, or will cause the sublicensor under the applicable sublicense to, agree to such modifications to the extent
(i) required for the transaction to be effected and (ii) not materially detrimental to the interests of the ChoicePoint Group. Such modifications shall not be effective until the Divested Business or the acquiror thereof, as required by ChoicePoint, has entered into a license agreement with the appropriate member of the ChoicePoint Group incorporating the terms of Section
4.4 and Section 4.5 and such other terms as ChoicePoint reasonably deems appropriate for the protection of its interests in the Licensed ChoicePoint Materials (excluding the Utility Software Programs).

     (e) (i) ChoicePoint hereby grants, and will cause the other members of the ChoicePoint Group to grant, to Equifax a fully paid, unrestricted, non-exclusive, perpetual, worldwide, transferable license, including source and object code, to use, modify, improve, create Derivative Works and Equifax Enhancements from, and sublicense, the Utility Software Programs that are a part of the Licensed ChoicePoint Materials for any and all fields of use and to any and all Persons.

          (ii) ChoicePoint hereby grants, and will cause the other members of the ChoicePoint Group to grant, to Equifax, fully paid, non-exclusive, perpetual, worldwide, transferable licenses, including source and object code, to use, modify, improve, create Derivative Works and Equifax Enhancements from, and sublicense for any and all fields of use and to any and all Persons, the modules, algorithms, routines and code, however described or denominated, contained or embodied in any part of the software programs comprising a portion of the ChoicePoint Exclusive Assets listed on Exhibit H, and also contained or embodied in any of the software programs that will be a part of the Assets to be owned by the Equifax Group or any member thereof, after the Distribution Date pursuant to the terms of this Agreement. This license is granted solely in connection with such modules, algorithms, routines or codes comprising a part of or portion of the ChoicePoint Exclusive Assets listed on Exhibit H that were being used by the Equifax Group during the 12 months prior to the Distribution Date. This license is restricted so that such modules, algorithms, routines or codes shall not be used by themselves or in combination with one another, by Equifax or any member of the Equifax Group, to create a new Equifax application or deliverable which did not exist as of or on the Distribution Date if such new application or deliverable (a) is comprised of modules, algorithms, routines and codes licensed under this
               Section 4.(e)(ii) which in combination would comprise 50% or more of the total makeup of such new Equifax application or deliverable (based on lines of code), and (b) such new Equifax application or deliverable produces a service product which is commercially similar to the ChoicePoint products named below:

               Auto, Homeowners and Life 200
               C.L.U.E. Auto and Property
               CUE UK
               LifePlus
               A.D.D.
               RPM
               ID+ (aka Composite ID)
               PLS/CLS

     (f) The Licensed ChoicePoint Materials may be marketed under such name and in such manner as Equifax chooses, consistent with the terms and conditions of this Agreement.

     (g) Except for the Equifax Group's rights described in Section 4.4(a), (b) and (e) above, the ChoicePoint Group's rights in and to the Licensed ChoicePoint Materials shall be and remain the exclusive property of ChoicePoint or the Designated ChoicePoint Member.

     Section 4.5. Ownership of Enhancements by Equifax.

     (a) Equifax, or the Designated Equifax Member, shall own all the modifications and improvements to, and the Equifax Enhancements and/or Derivative Works made from, the Licensed ChoicePoint Materials developed by any member of the Equifax Group, or by any party other than a member of the ChoicePoint Group at the expense of the Equifax Group. ChoicePoint hereby assigns, and shall cause each member of the ChoicePoint Group to assign, to Equifax, or the Designated Equifax Member, all right, title and interest it may hold in such modifications, improvements, Equifax Enhancements and Derivative Works. Equifax shall, or shall cause the Designated Equifax Member to, have the right to make and file all applications and other documents required to register the copyright(s) and file for patents for such modifications, improvements, Equifax Enhancements and Derivative Works in its discretion and at its sole cost and expense.

     (b) Should Equifax elect to file any application for the registration, perfection or protection of any modifications, improvements, Equifax Enhancements or Derivative Works described in Section 4.5(a), under any copyright, patent, semi-conductor chip protection or other law of any country or jurisdiction, ChoicePoint will, at the request and expense of Equifax, do all things and sign all documents or instruments reasonably necessary in the opinion of Equifax to assist in the registration of such claims, file such applications, and obtain, defend and enforce such copyright, patent, mask work and other rights.

     (c) Subject to the license rights granted in Section 4.4, the Licensed ChoicePoint Materials shall be and shall remain the sole and exclusive property of the ChoicePoint Group and the members of the ChoicePoint Group may make any internal use and may commercially exploit any enhancements to the Licensed Materials made or cause to be made by members of the Equifax Group, as they deem appropriate without any obligation to any member of the Equifax Group or other restriction. The ChoicePoint Group may in particular distribute and manufacture, or cause to be manufactured or distributed by any third party, any such enhancements and/or Licensed ChoicePoint Materials.

     Section 4.6. Data.

     In no event shall any member of the Group be deemed to have been granted any rights under this Agreement in or to any data owned or maintained by any other member of the Group, except as specifically provided in Section 2.1.2. The respective rights of the members of the Group in and to such data shall be governed exclusively by Section 2.1.2 and the Intercompany Information Services Agreement.

     Section 4.7. Mutual Obligations.

     (a) The parties acknowledge that the Licensed Materials are "intellectual property" within the meaning of Section 101 of the Federal Bankruptcy Act and shall be subject to Section 365(n) thereof, all as set forth in the Intellectual Property Bankruptcy Protection Act, Public Law 100-506, 102 Stat. 2538.

     (b) In full and complete payment of the licenses granted in this Agreement, the parties have made the payment described in the Distribution Agreement as set forth in that Agreement.

     (c) Each party shall notify the other party of any involuntary attachment or other judicial process affecting the Licensed Materials.

     Section 4.8. HR Software.

     Notwithstanding any other provision of this Agreement or any of the Ancillary Agreements, Equifax will provide and/or secure for ChoicePoint substantially the same rights as held by Equifax for the software computer programs known as "IVR Benefits Enrollment System", "Retirement Management System", "Disability Management System", "Automated Exit Management System" and "COBRA Inactive System" developed for Equifax by ECS in Boston, Massachusetts, or by Equifax and presently used by ChoicePoint and Equifax (the "HR Software"). To the extent the HR Software is owned by Equifax, Equifax shall grant to ChoicePoint a license for the HR Software as described in Section 4.1(e) for the Utility Software Programs that are a part of the Licensed Equifax Materials. To the extent the H.R. Software is licensed to Equifax, Equifax shall provide or secure for ChoicePoint the Third Party Rights held by Equifax to the extent necessary to the conduct of the Equifax Services Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribute Date. To the extent that the terms of this
Section 4.8 are inconsistent with any other provisions of this Agreement and/or any of the Ancillary Agreements, the terms and conditions of this Section shall control. To the extent not inconsistent with this Section 4.8, all other provisions of this Agreement shall be applicable to the HR Software.

                                   ARTICLE V

                                  TERMINATION

     If the Closing Date does not occur prior to September 15, 1997, this Agreement shall be terminated.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Except as expressly set forth in this Agreement or any Ancillary Agreement, neither any member of the Equifax Group, nor any member of the ChoicePoint Group, has given or is giving any representation or warranty regarding the Assets or Liabilities retained, transferred, assumed or licensed as contemplated hereby or thereby, including without limitation, (i) title to the Assets, (ii) validity of the Liabilities, (iii) any lien, claim or other encumbrance affecting the Assets or Liabilities, or (iv) the value of the Assets and the amount of the Liabilities. Except as may be expressly set forth in this Agreement or any Ancillary Agreement, all Assets and Liabilities were, or are being, transferred, assigned, licensed, assumed, or are being retained, on an "AS IS", "WHERE IS" basis and the respective transferees, licensees and assignees will bear the economic and legal risks that any such conveyance (i) shall prove to be insufficient to vest in the transferee a title that is free and clear of any lien, claim or other encumbrance, or (ii) shall not constitute an infringement of a third party's rights.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.1. ChoicePoint Indemnification of the Equifax Group.

     On and after the Distribution Date, ChoicePoint shall indemnify, defend and hold harmless each member of the Equifax Group, and each of their respective directors, officers, employees and agents (collectively the "Equifax Indemnitees") from and against any and all damage, loss, liability and expense, (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the Equifax Indemnitees arising in connection with the failure of ChoicePoint, or any other member of the ChoicePoint Group, to timely pay, perform or otherwise discharge, any of the ChoicePoint Liabilities or its obligations under this Agreement or any Ancillary Agreement.

     Section 7.2. Equifax Indemnification of the ChoicePoint Group.

     On and after the Distribution Date, Equifax shall indemnify, defend and hold harmless each member of the ChoicePoint Group and each of their respective directors, officers, employees and agents (collectively the "ChoicePoint Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the ChoicePoint Indemnitees arising in connection with the failure of Equifax, or any other member of the Equifax Group, to timely pay, perform or otherwise discharge, any of the Equifax Liabilities or its obligations under this Agreement or any Ancillary Agreement.

     Section 7.3. Insurance and Third Party Obligations.

     No insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated, or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                  ARTICLE VIII

                           INDEMNIFICATION PROCEDURES

     Section 8.1. Notice and Payment of Claims.

     If any Equifax or ChoicePoint Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by a party (the "Indemnifying Party") under Article VII (other than in connection with any Action or claim subject to Section 8.2), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within thirty (30) days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any amount owed under this Section 8.1 that is past due shall bear interest at a simple rate of interest per annum equal to the lesser of 1% per month or the maximum amount permitted by law.

     Section 8.2. Notice and Defense of Third Party Claims.

     (a) Promptly following the earlier of either (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party, or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, with respect to which indemnification may be sought pursuant to this Agreement (a "Third Party

Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 8.2 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within thirty (30) days after receipt of such notice, the Indemnifying Party shall by giving written notice thereof to the Indemnified Party, (i) acknowledge, as between the parties hereto, liability for and, at its option, assume the defense of such Third Party Claim at its sole cost and expense, or (ii) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 8.2 setting forth the grounds therefor; provided that if the Indemnifying Party does not within the same thirty (30) day period give the Indemnified Party written notice acknowledging liability and electing to assume the defense, or objecting to such claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its liability for such Third Party Claim.

     (b) Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, shall be applied to or against the Indemnified Party, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

     (c) If the Indemnifying Party does not assume the defense of a Third Party Claim for which it has acknowledged liability for indemnification under Article VII, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such Third Party Claim and the Indemnifying Party shall be bound by the result obtained by the Indemnified Party with respect thereto; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within fifteen (15) days after the final resolution of such Third Party Claim, whether such final resolution is (i) by the final nonappealable judgment of a court of competent jurisdiction, or (ii) in the case of any Third Party Claim as to which the Indemnifying Party's objection has been resolved by settlement, compromise, arbitration or otherwise.

                                   ARTICLE IX

                                CONFIDENTIALITY

     Section 9.1. Exclusions.

     Notwithstanding anything to the contrary contained in this Agreement, "Company Information" does not include any information that (a) subsequent to the Distribution Date, is already known to the receiving party at the time it is disclosed to the receiving party by the disclosing party; or (b) before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release to the general public by a written authorization of the disclosing party; (iv) has been independently developed by the receiving party without use, directly or indirectly, of the Company Information received from the disclosing party; or (v) has been furnished to a third party by the disclosing party without restrictions on the third party's rights to disclose the information.

     Section 9.2. Confidentiality.

     (a) Each party agrees, and shall cause each member of the Group to agree, that it is in possession of significant confidential or proprietary information concerning the business, operations and Assets of the members of the other Group.

     (b) Each party shall, and shall ensure that each member of the Group shall, (i) receive and hold the Company Information of the other Group in trust and in strictest confidence; (ii) protect such Company Information from disclosure and in no event take any action causing, or fail to take the action necessary in order to prevent, any such Company Information to lose its character as Company Information; (iii) exercise at a minimum the same care it would exercise to protect its own highly confidential information; and (iv) not use, reproduce, distribute, disclose, or otherwise disseminate the Company Information of the other Group, (A) except as authorized pursuant to this Agreement or any Ancillary Agreement, or (B) except pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure; provided, however, with respect to disclosures pursuant to (B) above, the receiving party must first give written notice of such required disclosure to the disclosing party, make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required, take reasonable steps to allow the disclosing party to seek to protect the confidentiality of the Company Information required to be disclosed, and shall disclose only that part of the Company Information which, in the written opinion of its legal counsel, it is required to disclose. In no event shall the receiving party exercise less than a reasonable standard of care to keep confidential the Company Information. Any and all reproductions of such Company Information must prominently contain a confidential legend.

     (c) The receiving party may make disclosures of the Company Information of the disclosing party only to Representatives of the receiving party's Group (i) who have a specific need to know such information; and (ii) who the receiving party has obligated under a written agreement to hold such Company Information in trust and in strictest confidence and otherwise to comply with the terms and provisions of this Agreement or terms and conditions substantially similar to and implementing the substance of the restrictions and covenants set forth in this Agreement. ChoicePoint and Equifax agree to diligently monitor each such Representative, diligently enforce such agreements with its Representatives, and, upon request by the other party, promptly to furnish to the other party a certified list of the receiving party's Representatives having had access to such Company Information.

     (d) The covenants of confidentiality set forth in this Agreement (i) will apply after the Distribution Date to all Company Information disclosed to the receiving party before, on and after the Distribution Date and (ii) will continue and must be maintained from the Distribution Date through (A) with respect to Proprietary Information, the period during which the Proprietary Information constituting a part of the Company Information retains its status as a "trade secret" under applicable law; and (B) with respect to Confidential Information constituting a part of the Company Information, for the shorter of a period equal to two (2) years after the Distribution Date, or until such Confidentiality Information no longer qualifies as confidential under applicable law.

     Section 9.3. Employee Confidentiality Agreements. The members of each Group have entered into confidentiality and non-disclosure agreements with their respective employees. To the extent that any employee during or after employment violates any such agreement and such violation is or may in the future be to the detriment of the other Group, at the written request of the affected party, the other party shall, or shall cause the appropriate members of its Group to, promptly bring and diligently pursue an action against such employee if and to the extent reasonable under the circumstances to preserve the value of the Assets and Licensed Materials. The Group member employing the employee violating his/her confidentiality and non-disclosure agreement shall have the unilateral right to determine the forum for, the manner of proceeding in, and legal counsel for such action and shall be entitled to any damages or other relief against such employee awarded in such action to the extent related to such Group's Assets or business or to the Licensed Materials. Such enforcement against and recovery by a Group member from its breaching employee shall not constitute a release or sole remedy for the members of the other Group injured by such breaching employee's actions, and such members of the other Group may bring a claim against the Group members employing the breaching employee for a breach of this Agreement. Each party shall bear all out-of-pocket costs of pursuing such action and the other party shall cooperate in connection therewith.

     Section 9.4. Rights and Remedies.

     (a) If either party, or any member of the Group, should breach or threaten to breach any of the provisions of this Agreement, the non-breaching party, in addition to any other remedies it may have at law or in equity, may seek a restraining order, injunction, or other similar remedy in order to specifically enforce the provisions of this Agreement. Each party specifically acknowledges, and shall cause each member of the Group to acknowledge, that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by the non-breaching party as a result of a breach of any of the provisions of this

Agreement. In the event that either party, or a member of such party's Group, should seek an injunction hereunder, the other party hereby waives, and shall cause each member of its Group to waive, any requirement for the submission of proof of the economic value of any Company Information or the posting of a bond or any other security. In the event of a dispute between the parties, the non-prevailing party shall pay all costs and expenses associated with resolving the dispute, including, but not limited to, reasonable attorneys' fees.

     (b) The receiving party shall notify the disclosing party immediately upon discovery of any unauthorized use or disclosure of Company Information, or any other breach of this Agreement by the receiving party or any Representative of the receiving party's Group, and will cooperate with the disclosing party in every reasonable way to help the disclosing party regain possession of its Company Information and prevent its further unauthorized use or disclosure. The receiving party shall be responsible for the acts of any Representative of its Group that are in violation of this Agreement.

     Section 9.5. Competitive Activities.

     (a) Subject to the rights and obligations set forth in Article IX, each party understands and acknowledges that the other party's Group may now market or have under development products that are competitive with products or services now offered or that may be offered by it and/or members of its Group, and the parties' communications hereunder will not serve to impair the right of either party, or any member of the Group, to independently develop, make, use, procure, or market products or services now or in the future that may be competitive with those offered by the other party's Group, nor require either party, and/or the members of its Group, to disclose any planning or other information to the other party.

     (b) Neither party will be restricted in using, in the development, manufacturing and marketing of its products and services and its operations, any data processing or network management or operation ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other party's Company Information subject to the restrictions set forth in this Agreement.

     Section 9.6. No Implied Rights.

     All Company Information is and shall remain the property of the disclosing party and/or the member's of its Group. By disclosing Company Information to the receiving party's Group, the disclosing party and/or the members of its Group do(es) not grant any express or implied rights or license to the receiving party's Group to or under any patents, patent applications, inventions, copyrights, trademarks, trade secret information, or other intellectual property rights heretofore or hereafter possessed by the disclosing party and/or the members of its Group.

                                   ARTICLE X

                              CONTINUED ASSISTANCE

     Section 10.1. Continued Assistance and Transition.

     (a) Following the Distribution Date, Equifax shall, and shall cause each member of the Equifax Group to, cooperate in an orderly transfer of the Transferred Equifax Assets to, and assumption of the ChoicePoint Liabilities by, ChoicePoint or the Designated ChoicePoint Member. From time to time, at ChoicePoint's request and without further consideration, Equifax shall, and shall cause each member of the Equifax Group, as applicable, to execute, acknowledge and deliver such documents, instruments or assurances and take such other action as ChoicePoint may reasonably request to more effectively assign, convey and transfer any of the Transferred Equifax Assets and effect the assumption of the ChoicePoint Liabilities. Equifax will assist ChoicePoint in the vesting, collection or reduction to possession of such Transferred Equifax Assets.

     (b) Following the Distribution Date, ChoicePoint shall, and shall cause each member of the ChoicePoint Group to, cooperate in an orderly transfer of the Transferred ChoicePoint Assets to, and assumption of the Equifax Liabilities by, Equifax or the Designated Equifax Member. From time to time, at Equifax's request and without further consideration, ChoicePoint shall, and shall cause each member of the ChoicePoint Group, as applicable, to execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Equifax may reasonably request to more effectively assign, convey and transfer any of the Transferred ChoicePoint Assets and effect the assumption of the Equifax Liabilities. ChoicePoint will assist Equifax in the vesting, collection or reduction to possession of such Transferred ChoicePoint Assets.

     Section 10.2. Records and Documents.

     (a) As soon as practicable following the Distribution Date, Equifax and ChoicePoint shall each arrange for the delivery to the other of existing corporate and other documents (e.g. minute books, stock registers, stock certificates, documents of title, source code, contracts, etc.) in its possession relating to the Transferred Assets and assumed Liabilities.

     (b) From and after the Distribution Date, Equifax and ChoicePoint shall each, and shall cause each member of its Group to, afford the other and its accountants, counsel and other designated Representatives reasonable access (including using reasonable efforts to give access to person or firms possessing such information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in its possession relating to the Assets, Liabilities, Licensed Materials, business and affairs of the other (other than data and information subject to any attorney/client or other privilege), insofar as such access is reasonably required by the other, including without limitation, for audit, accounting and litigation purposes.

     (c) Notwithstanding the foregoing, either party may destroy or otherwise dispose of any information at any time in accordance with the corporate record retention policy maintained by such party with respect to its own records.

     Section 10.3. Litigation Cooperation.

     Upon written request by either party and at the cost and expense of the requesting party, Equifax and ChoicePoint shall, and shall cause each member of its Group to, use reasonable efforts to make available to the requesting party, its Representatives as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings involving third parties that are not a member of either Group, arising out of this Agreement or related to the matters which are the subject of this Agreement, and in which the requesting party or any member of its Group may from time to time be involved.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1. Expenses.

     Except as specifically provided in this Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Ancillary Agreements and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by Equifax.

     Section 11.2. Notices.

     All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or courier, and (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

          If to Equifax, to:

                    Equifax Inc.
                    1600 Peachtree Street, N.W.
                    Atlanta, GA  30309
                    Attention: Bruce S. Richards
                    Corporate Vice President and General Counsel
                    Fax:  (404) 888-8682

          with a copy (which shall not constitute notice) to:

                    Thomas F. Chapman
                    President and Chief Operating Officer
                    Equifax Inc.
                    1600 Peachtree Street, N.W.
                    Atlanta, GA  30309
                    Fax:  (404) 885-8766

               If to ChoicePoint, to:

                    ChoicePoint Inc.
                    1000 Alderman Drive
                    Alpharetta, GA 30005
                    Attention:  J. Michael de Janes, Esq.
                    Vice President and General Counsel
                    Fax: (770) 752-5939

               with a copy (which shall not constitute notice) to:

                    Derek V. Smith
                    President and Chief Executive Officer
                    ChoicePoint Inc.
                    1000 Alderman Drive
                    Alpharetta, GA 30005
                    Fax: (770) 752-6243

Either party may, by written notice so delivered to the other party in accordance with this Section 11.2, change the address to which delivery of any notice shall thereafter be made.

     Section 11.3. Amendment and Waiver.

     This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

     Section 11.4. Entire Agreement.

     This Agreement, together with the Ancillary Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Ancillary Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof.

     Section 11.5. Parties in Interest. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the Equifax Group and the ChoicePoint Group and the Equifax Indemnitees and ChoicePoint Indemnitees under Articles VII and VIII hereof.

     Section 11.6. Further Assurances and Consents.

     In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement.

     Section 11.7. Severability.

     The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

     Section 11.8. Governing Law.

     This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state.

     Section 11.9. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

     Section 11.10. Disputes.

     (a) All disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall only be in accordance with the provisions of this Section 11.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (i) injunctive relief to prevent an actual or threatened breach of any of the provisions of this Agreement, or (ii) equitable or other judicial relief to enforce the provisions thereof or to preserve the status quo pending resolution of Disputes hereunder.

     (b) Either party may give the other party written notice of any Dispute not resolved in the normal course of business. Within ten (10) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of such party's position and a summary of arguments supporting that position and the name and title of the executive who will represent that party and of any other person who will accompany such executive in resolving the Dispute. Within twenty (20) days after delivery of the first notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

     (c) If the Dispute has not been resolved by negotiation within sixty (60) days of the first party's notice, the Dispute shall be submitted, upon application of either party, for resolution by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be by a single arbitrator experienced in the matters that are at issue in the Dispute, which arbitrator shall be selected by the parties in accordance with the Rules. The arbitration shall be conducted in Atlanta, Georgia (or at any other place agreed upon by the parties and the arbitrator). The decision of the arbitrator shall be final and binding as to all matters at issue in the Dispute; provided, however, if necessary such decision may be enforced by either party in any court of law having jurisdiction over the parties or the subject matter of the Dispute. Unless the arbitrator shall assess the costs and expenses of the arbitration proceeding and of the parties differently, each party shall pay it costs and expenses incurred in connection with the arbitration proceeding, and the costs and expenses of the arbitrator shall be shared equally by the parties.

     Section 11.11. Force Majeure.

     Neither party will be liable for any loss or damage due to causes beyond its control, including, but not limited to, fire, accident, labor difficulty, war, power or transmission failures, riot, Acts of God or changes in laws and regulations, provided that the affected party must (a) promptly notify the other party in writing and furnish all relevant information concerning the event of force majeure; (b) use reasonable efforts to avoid or remove the cause of its nonperformance; and (c) proceed to perform its obligations with dispatch when such cause is removed.

     Section 11.12. Documentation.

     Prior to the Distribution Date and from time to time thereafter, the parties will prepare, maintain and update schedules of the Transferred Equifax Assets, the Transferred ChoicePoint Assets, the Licensed Equifax Materials, the Licensed ChoicePoint Materials, and the Third Party Agreements, the Third Party Rights and the Third Party Software transferred and/or provided by each Group to the other Group, in such detail as shall be appropriate for the management and administration of these items as described in this Agreement.

     Section 11.13. Headings.

     The Article and Section headings set forth in this Agreement are included for administrative, organizational and convenience purposes, and are not intended to affect the meaning of the provisions set forth in this Agreement or to be used in the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                        EQUIFAX INC.



                        By:   /s/ Bruce S. Richards
                             ------------------------------------
                        Title:  Corp VP & General Counsel
                                ---------------------------------
                        Date:   7/30/97
                               ----------------------------------



                        CHOICEPOINT INC.



                        By:  /s/ Douglas C. Curling
                             -------------------------------------
                        Title:   Chief Financial Officer/Executive
                                   Vice President
                                ----------------------------------
                        Date:   July 31, 1997
                               -----------------------------------